                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/ /  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                PMR CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

PRELIMINARY COPY

                                PMR CORPORATION

                                                                 August   , 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of PMR Corporation (the "Company") which will be held at the offices of the Company at 3990 Old Town Avenue, Suite 206A, San Diego, California on Thursday, October 17, 1996 at 10:00 AM. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Meeting, stockholders of record as of August 26, 1996 will be asked to approve amendments to the Company's Certificate of Incorporation to: (1) classify the Board of Directors into three different classes; (2) require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances; and (3) require a supermajority vote of stockholders to approve amendments to the Company's By-laws. Stockholders will also be asked to elect six directors, to ratify the appointment of Ernst & Young LLP as the Company's independent auditors and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR all of the amendments to the Company's Certificate of Incorporation, FOR the election of directors, and FOR the ratification of Ernst & Young LLP as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and support.

                                          Sincerely,

                                          Allen Tepper
                                          Chairman of the Board, President
                                          and Chief Executive Officer

PRELIMINARY COPY

                                PMR CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 17, 1996

                                                                 August   , 1996

To the Stockholders of PMR CORPORATION:

     The Annual Meeting of Stockholders (the "Meeting") of PMR Corporation (the "Company") will be held at 3990 Old Town Avenue, Suite 206A, San Diego, California on Thursday, October 17, 1996 at 10:00 A.M. for the following purposes:

          (1) to consider and approve an amendment to the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three different classes (a "Classified Board"), to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of stockholders, and requiring Board consent to amend these provisions;

          (2) to consider and approve an amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances, as described in the accompanying Proxy Statement;

          (3) to consider and approve an amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to the Company's By-laws;

          (4) to elect six directors;

          (5) to ratify the appointment of Ernst & Young LLP as independent auditors for the Company; and

          (6) to transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

     A copy of the Annual Report for the fiscal year ended April 30, 1996 is enclosed for your information.

     Only stockholders of record as of the close of business on August 26, 1996 will be entitled to vote at the Meeting. and any adjournment or adjournments thereof.

     Enclosed is a Proxy Statement, a form of proxy and an addressed return envelope. All stockholders, whether or not they expect to be present at the Meeting, are requested to date and sign the proxy and return it in the enclosed envelope promptly. The return of the proxy will not affect your right to vote if you attend the Meeting.

                                          By Order of the Board of Directors,

                                          Allen Tepper
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PRELIMINARY COPY

                                PMR CORPORATION

                            ------------------------

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PMR Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on October 17, 1996 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing Notice of Annual Meeting. Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted FOR the amendment to the Company's Certificate of Incorporation to provide for a Classified Board, FOR the amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to the Company's Certificate of Incorporation in certain circumstances as described herein, FOR the amendment to the Company's Certificate of Incorporation to require a supermajority vote of stockholders to approve amendments to the Company's By-laws, FOR the election of directors, FOR the ratification of Ernst & Young LLP as the Company's independent auditors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting.

     The securities entitled to vote at the Meeting consist of shares of Common Stock of the Company. The number of outstanding shares of Common Stock at the close of business on August 8, 1996 was 4,764,643. Each share of Common Stock is entitled to one vote, and, assuming a quorum is present at the Meeting, nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on August 26, 1996 will be entitled to vote at the Meeting. The holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors, in the voting on the amendments to the Certificate of Incorporation, or in the voting on the ratification of the Company's independent auditors, as described herein.

     A copy of the Company's Annual Report for the fiscal year ended April 30, 1996 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material. The mailing address of the Company's executive office is 3990 Old Town Avenue, Suite 206A, San Diego, California 92110. The approximate date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was
August   , 1996.

PROPOSAL 1 -- CLASSIFICATION OF THE BOARD OF DIRECTORS

     The Board of Directors has approved a resolution amending the Company's Certificate of Incorporation to provide for a classified Board of Directors, to establish procedures for filling vacancies on the Board, to provide that directors shall only be removed for cause and by a supermajority vote of the stockholders and to require Board consent to amend these provisions. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit 1. The statements made in this Proxy Statement with respect to this amendment to the Certificate of Incorporation should be read in conjunction with and are qualified in their entirety by reference to Exhibit 1. In the event that this proposal is approved, the Board of Directors will consider conforming amendments to the Company's By-Laws at the meeting of the Board of Directors which is expected to follow shortly after the Meeting.

     A. CLASSIFICATION OF BOARD.

     Proposal 1 would, if adopted, operate to divide the Board into three separate classes of directors, as nearly equal in number as possible, to serve a three year term and until their successors are duly elected and qualified with each class being elected at different annual stockholder meetings. If the number of directors constituting the Board is increased or decreased, the resulting number of directors will be apportioned among the three classes so as to make all classes as nearly equal in number as possible, except that the term of any incumbent director may not be shortened. Following the effectiveness of Proposal 1, Class I directors will consist of two directors who will serve for an initial term of three years, Class II directors will consist of two directors who will serve for an initial term of two years, and Class III directors will consist of two directors who will serve for an initial term of one year. For an identification of these nominees see "PROPOSAL 4 -- ELECTION OF DIRECTORS". At each annual meeting after 1996, directors will be elected to succeed those whose terms then expire and each newly elected director will serve for a three-year term. Proposal 1 would replace the present system of electing all of the directors annually for one-year terms.

     B. LIMITATION UPON REMOVAL OF DIRECTORS.

     Currently, any director or the entire Board may be removed with or without cause by the affirmative vote of holders representing a majority of the Company's outstanding voting securities. If the Classified Board covered by Proposal 1 is adopted, in the absence of any action to the contrary, under the Delaware General Corporation Law (the "Delaware GCL"), members of the Board may only be removed before the expiration of their respective terms for cause by the affirmative vote of holders representing a majority of the Company's outstanding voting securities. Proposal 1 would, if adopted, increase to a supermajority the required vote of Stockholders. Thus, following the adoption of Proposal 1, members of the Board may only be removed for cause and upon the affirmative vote of holders representing at least two-thirds of the outstanding voting securities.

     C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

     The effect of a Classified Board of Directors may otherwise be circumvented by increasing or decreasing the size of the Board. At present, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, are required to be filled by a majority of the remaining members of the Board, although less than a quorum, and each person so elected serves as a director until a successor is elected by the stockholders. Additionally, the size of the Board may be increased or decreased at any time by the affirmative vote of holders representing a majority of the Company's outstanding voting securities, except that the term of an incumbent director can not be shortened. Proposal 1 provides that the size of the Board may be fixed solely by action of the Board itself, and that any vacancies in the Board of Directors can only be filled by a majority vote of the remaining directors then in office, even though less than a quorum, and each person so elected would serve for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred.

     Adoption of Proposal 1 may have the effect of making it more difficult for stockholders to remove the existing management of the Company and may, therefore, discourage potentially unfriendly bids for shares of the Company. In considering Proposal 1, stockholders should consider and review the "REASONS FOR PROPOSALS 1, 2 AND 3" including the "Possible Anti-Takeover Effects of The Proposals", appearing at pages 8-12 of this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve Proposal 1. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of Proposal 1 and do not vote their shares for Proposal 1 either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, Proposal 1 will become effective upon the filing of a Certificate of Amendment to the Certificate of

Incorporation of the Company with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of Proposal 1.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS AND FOR THE ADOPTION OF PROPOSAL 1.

PROPOSAL 2 -- SUPERMAJORITY VOTING REQUIRED TO AMEND CERTIFICATE OF
              INCORPORATION

     The Board of Directors has approved a resolution amending Section 10 of the Company's Certificate of Incorporation to require the affirmative vote of two-thirds of the outstanding voting stock to approve amendments to the Certificate of Incorporation unless the proposed amendment has been approved by the affirmative vote of at least eighty percent (80%) of the Board of Directors. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Exhibit 2. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit 2.

     Section 10 of the Company's Certificate of Incorporation currently provides that the Certificate of Incorporation can be amended at any time upon adoption of a resolution of the Board of Directors that is approved by the affirmative vote of holders representing a majority of the shares of stock entitled to vote upon the amendment. The supermajority vote provision of Proposal 2 may have the effect of making it more difficult for stockholders to change the number of directors of the Company and to remove the existing management of the Company. Consequently, it may discourage potentially unfriendly bids for shares of the Company. Proposal 2 will also make it more difficult for a stockholder to eliminate the Company's takeover defenses that require amending the Certificate of Incorporation. For example, if Proposal 2 is adopted, and Proposal 1 is also adopted, a stockholder seeking to eliminate the Classified Board would have to obtain the affirmative vote of holders representing two-thirds of the shares of stock entitled to vote thereon in order to amend the Company's Certificate of Incorporation. For these reasons, the Board of Directors believes that Proposal 2 may have an anti-takeover effect. In considering Proposal 2, stockholders should consider and review the "REASONS FOR PROPOSALS 1, 2 AND 3" including the "Possible Anti-Takeover Effects of the Proposals" appearing at pages 8-12 of this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve Proposal 2. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of Proposal 2 and do not vote their shares in favor of Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 2 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3 -- SUPERMAJORITY VOTING REQUIRED TO AMEND BY-LAWS

     The Board of Directors has approved a resolution amending Section 7 of the Company's Certificate of Incorporation to require the affirmative vote of two-thirds of the outstanding voting stock to approve amendments to the Company's By-laws. At the Meeting, stockholders will consider and vote on this proposed amendment. The text of the proposed amendment is attached to this Proxy Statement as Exhibit 3. The statements made in this Proxy Statement with respect to this amendment to the Certificate should be read in conjunction with and are qualified in their entirety by reference to Exhibit 3.

     The By-laws of a corporation set forth the rules and regulations governing certain processes and procedures relative to the governance of a corporation. By-law provisions are subordinate to provisions contained in a corporation's Certificate of Incorporation. The By-laws typically contain the procedures regarding the calling and conduct of stockholder meetings, stockholder rights to inspect corporate records, qualification of directors as well as procedures regarding directors meetings, quorums and required votes. By-laws also set forth the general duties of officers and procedures regarding their removal in addition to detailed provisions regarding indemnification of officers, directors and employees. The Delaware GCL confers sole authority to adopt, amend, or repeal By-laws in the stockholders unless the Certificate of Incorporation also confers such a power upon the Board of Directors.

     The Company's Certificate of Incorporation currently provides that both the stockholders and Board of Directors can amend the By-laws by a majority vote. However, the Board of Directors cannot amend those By-laws which explicitly prohibit the Board from doing so. Although no By-law contains such a prohibition, stockholders can, in the future, through their power to amend the By-laws, prevent the Board from amending certain By-laws. By requiring the supermajority vote, Proposal 3 will have the effect of making it more difficult for stockholders to change the internal operating procedures of the Corporation, to undermine or limit the effectiveness of the classified board provisions set forth in Proposal 1, and from limiting the Board's ability to manage the affairs of the Company on behalf of all stockholders. If Proposals 2 and 3 are adopted, amendment of either the By-laws or Certificate of Incorporation will require the affirmative vote of holders representing two-thirds of the shares of stock entitled to vote thereon. Proposal 3 will also, if adopted, eliminate the stockholders' right to adopt amendments to the Company's By-laws to specifically prohibit the Board from further amending a particular By-law. These provisions may further discourage potentially unfriendly bids for shares of the Company. For these reasons, the Board of Directors believes that Proposal 3 may have an antitakeover effect. In considering Proposal 3, stockholders should consider and review the "REASONS FOR PROPOSALS 1, 2 AND 3" including the "Possible Anti-Takeover Effects of the Proposals" appearing at pages 8-12 of this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve Proposal 3. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of Proposal 3 and do not vote their shares in favor of Proposal 3, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 3 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3

REASONS FOR PROPOSALS 1, 2 AND 3

     The adoption of Proposals 1, 2 and 3 (the "Proposals") is intended to act as an integrated approach to addressing the Board's concerns, as discussed below in greater detail, relative to maintaining operational stability and affording the Board the necessary time and flexibility to appropriately respond to unsolicited takeover attempts. As such, the Proposals are intended to be approved as a whole, rather than in their constituent parts, in order to enhance their effectiveness in meeting the Board's stated purpose.

     The Board of Directors believes that the Proposals will enhance the ability of the Company to carry out long-range plans and goals for the Company's benefit and the benefit of its stockholders. Proposal 1 will promote these long range plans and goals since, if adopted, it would establish a classified board creating directorships for longer terms which expire at different intervals and limit removal of directors only for cause and upon a supermajority vote of stockholders. Although the Company has not experienced difficulties in the past in maintaining continuity of operations and management, the Board of Directors believes that a classified Board will assist the Company in maintaining this continuity into the future. Additionally, Proposal 1 has certain anti-takeover effects that the Board believes will deter unsolicited takeover attempts and protect the value of each stockholder's investment in the Company. See "Possible Anti-Takeover Effects of the Proposals" below.

     A Classified Board would also extend the time it would take for a hostile stockholder to obtain control of the Company's Board of Directors, thereby limiting such abusive takeover tactics as two tiered tender offers.

Assuming each class of directors is equal in size, even a majority stockholder could not obtain control of the Board until the second annual stockholders meeting after it acquired a majority of the voting stock. During this time, the Board of Directors would have a better opportunity to negotiate with any such majority stockholder to obtain more favorable price and terms in any merger or tender offer. In addition, the Proposal will eliminate the ability of the stockholders to dismiss the entire Board of Directors and to increase or decrease the size of the Board, and will, therefore, further promote continuity of operations and management.

     The Delaware GCL requires that the affairs of corporation be managed by a board of directors. Proposals 2 and 3, by limiting the manner in which the Company's Certificate of Incorporation and By-laws may be amended following the Meeting, are intended not only to promote continuity of operations and thereby enhance the Company's ability to attain its long term goals, but also to allow the Board to more effectively manage the affairs of and internal operating procedures of the Company. These proposals are intended to have the effect of making it more difficult for stockholders, following the Meeting, to eliminate the constituent elements contained within Proposal 1. Proposals 2 and 3 may, therefore, also have an anti-takeover effect.

     POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSALS.

     The Board of Directors believes that the Proposals may have anti-takeover effects as described below. Also described below are the general anti-takeover provisions contained in the Company's Certificate of Incorporation and the Delaware GCL.

     The Board of Directors believes that certain tactics, including proxy fights, hostile tender offers and "greenmail," in takeover situations are highly disruptive to a corporation and often contrary to the overall best interests of its stockholders. In particular, such tactics frequently represent an attempt to acquire a corporation in the marketplace at an unfairly low price. The Proposals are being submitted for stockholder approval to strengthen the Company's position against the use of these takeover tactics. The Board of Directors believes that the Proposals, to the extent they deter unsolicited takeover attempts, will promote conditions of stability in the business, management and control of the Company, discourage in advance certain takeover offers or other attempts to accumulate the Company's stock and encourage anyone contemplating such actions to negotiate with the Company. The Board further believes that the Proposals will assist the Company in defending against any such action if the Board does not believe it to be in the best interest of the Company and all of its stockholders. Although the Board of Directors is not aware of any overt threat of such a takeover attempt at this time, the Board believes that adoption of the Proposals is in the best interest of the Company.

     A takeover offer often places the target corporation in the position of making a forced sale, sometimes when the market price of its stock may be temporarily depressed. The Board believes that the consideration offered in such a situation, even though it may be in excess of the then market price, is less than the consideration which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, the Board of Directors would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate the most favorable price and terms which reflect not only the current, but also the future value of the Company. The Board may also believe that the takeover offer is not in the best interest of the Company and its stockholders for additional reasons, such as those exhibited in the large number of business failures which result from overleveraged transactions. In the context of an unsolicited offer, the Board may not have adequate time to consider fully the takeover offer and to determine what actions are in the best interests of the Company and its stockholders despite the provisions of applicable federal law regarding the minimum duration of certain takeover offers. The Proposals attempt to ameliorate the problems inherent in these situations.

     Takeover offers or other non-market acquisitions of stock are usually made at prices above the prevailing market price of the corporation's stock and often have a corresponding effect on such market price. Accumulation of stock through market purchases, whether or not for the purpose of acquiring control, may also support the price of a corporation's stock at levels higher than otherwise would be the case. The Proposals may discourage such takeover offers and purchases, even if holders of a majority of the Company's shares desire to sell such shares.

     Proposal 2 may have the effect of making it more difficult for stockholders to change the number of directors of the Company and to remove the existing management of the Company. Consequently, it may discourage potentially unfriendly bids for shares of the Company. The Proposals may also make it more difficult to accomplish a transaction requiring stockholder approval or to displace management quickly, even if a majority of the stockholders of the Company desire to do so. Under certain circumstances, the Proposals may permit management of the Company to perpetuate itself in control of the Company. In addition, the Proposal could encourage a potential purchaser of the Company to negotiate with the Board of Directors and offer terms acceptable to it. Such terms might include continuation of the existing management of the Company or a commitment by the purchaser to provide benefits (such as employment contracts) not available to stockholders generally. Proposal 2 will also make it more difficult for a stockholder to eliminate the Company's takeover defenses that require amending the Certificate of Incorporation. For example, if Proposal 2 is adopted, and Proposal 1 is also adopted, a stockholder seeking to eliminate the Classified Board would have to obtain the affirmative vote of holders representing two-thirds of the shares of stock entitled to vote thereon in order to amend the Company's Certificate of Incorporation. Proposal 3, if adopted, will make it more difficult for a stockholder to alter the internal operating procedures of the Company to undermine the takeover defenses contained in Proposal 1.

     Existing provisions of the Delaware GCL and the Company's Certificate of Incorporation may be deemed to discourage unsolicited takeover proposals regardless of the adoption or rejection of the Proposals. Although the Company's current Certificate of Incorporation does not contain provisions intended by the Company to have, or to the knowledge of the Board of Directors having, an anti-takeover effect, it currently authorizes the issuance of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Board has the authority to fix by resolution the designations, powers, preferences, rights, qualifications, limitations or restrictions on the shares of Preferred Stock. This authorized and available Common Stock and Preferred Stock could (within the limits imposed by applicable law and the rules of the NASDAQ National Market) be issued by the Company and used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover. Shares of Common Stock or Preferred Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate of Incorporation would not receive the two-thirds vote required by Proposal 2 or Proposal 3, respectively, if adopted. Additionally, the Board could designate a series of Preferred Stock to be issued in connection with a rights plan.

     Once a classified Board is established, the Delaware GCL prohibits stockholders from removing members of a Classified Board without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. The Delaware GCL contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a corporation has the general power, exercisable by its board of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

     The Company is also subject to Section 203 of the Delaware GCL, which provides that a person who acquires fifteen percent (15%) or more of the outstanding voting stock of a Delaware corporation becomes an "interested stockholder". Section 203 prohibits a corporation from engaging in mergers or certain other "business combinations" with an interested stockholder for a period of three (3) years, unless (i) prior to the date the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, or (ii) the interested stockholder is able to acquire ownership of at least eight-five percent (85%) of the outstanding voting stock of the corporation (excluding shares owned by directors of the corporation who are also officers and shares owned by certain employee stock plans) in the same transaction by which the stockholder became an interested stockholder, or (iii) the interested stockholder obtains control of the board of directors, which then approves a business combination which is authorized by a vote of the holders of two-thirds of the outstanding voting stock not held by the interested stockholder.

     The definition of interested stockholder does not include persons whose ownership of voting stock exceeds the fifteen percent (15%) threshold as a result of action taken by the corporation unless that person thereafter acquires additional shares.

     A "business combination" is defined broadly in the Delaware GCL to include any merger or consolidation with the interested stockholder, any merger or consolidation caused by the interested stockholder in which the surviving corporation will not be subject to Delaware law, or the sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested stockholder of any assets of the corporation having a market value equal to or greater than ten percent (10%) of the aggregate market value of the assets of the corporation. "Business combination" is also defined to include transfers of stock of the corporation or a subsidiary to the interested stockholder (except for transfers in conversion, exchange or pro rata distribution which do not increase the interested stockholder's proportionate ownership of a class or series), or any receipt by the interested stockholder (except proportionately as a stockholder) of any loans, advances, guaranties, pledges or financial benefits.

PROPOSAL 4 -- ELECTION OF DIRECTORS

     The six persons listed below have been nominated by the Board of Directors to serve as directors of the Company.

     If the amendment to the Certificate of Incorporation to provide for a Classified Board of Directors (see "Proposal 1") is adopted, the Board of Directors will be divided into three classes. This Meeting will be the first election of directors after the amendment which created the Classified Board. Accordingly, at the Meeting, two directors will be elected for a term expiring at the Company's 1997 Annual Meeting, two directors for terms expiring at the 1998 Annual Meeting, and two directors for a term expiring at the 1999 Annual Meeting and, in each case, until their successors are duly elected and qualified. At each Annual Meeting after 1996, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

     If the Amendment to the Certificate of Incorporation is not approved, directors elected at the Meeting will serve one-year terms until the 1997 Annual Meeting and until their successors are duly elected and qualified.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors and, assuming stockholder approval of Proposal 1, any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen. Assuming stockholders do not approve Proposal 1, any director chosen to fill a vacancy would hold office until the next election of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

     EUGENE D. HILL, III, 44, has served as a director of the Company since 1995. Mr. Hill is currently a General Partner at Accel Partners, a venture capital firm, where he focuses on healthcare service investments. His most recent position was President of Behavioral Health at United HealthCare Corporation. He served as President and CEO of U. S. Behavioral Health from 1988 to 1992, a managed behavioral healthcare company he built from a start-up to a national enterprise. Previously Mr. Hill was the President and Chairman of Sierra Health and Life Insurance Company. Prior to Sierra, he served as the Administrator of the Southern Nevada Memorial Hospital and the Boston City Hospital. He has been a managed healthcare consultant, venture capital advisor, and serves on the Boards of Directors of CMG Healthcare, Paidos Healthcare, Navix Radiology Systems, and Employee Care Corporation. He is a graduate of Middlebury College, received his M.B.A. in health care administration from Boston University and has completed Harvard University's Executive Program in Health Systems Management.

     DANIEL L. FRANK, 40, has served as a director of the Company since 1992. Mr. Frank is Senior Vice President of Business Development of Coram HealthCare, Inc. Previously, Mr. Frank was the President of Summit Ambulatory Network and was responsible for developing integrated delivery systems including physicians, hospitals and free-standing health care related services. He has also held the position of Vice President of Business Development for Summit Healthcare, Ltd.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

     SUSAN D. ERSKINE, 44, was a co-founder of the Company in May 1988 and has been Executive Vice President, Secretary and a director of the Company since October 31, 1989. Ms. Erskine was previously staff development director in an acute care hospital and a chemical dependency instructor with the Navy Alcohol & Drug Safety Action Program. She holds a Master's degree in Health Science and completed post graduate work at Stanford University in Education and Psychology. She has extensive experience in program development, marketing and management of psychiatric programs, both inpatient and outpatient.

     RICHARD A. NIGLIO, 53, has been a director of the Company since 1992. Mr. Niglio has been Chief Executive Officer and Director of Children's Discovery Centers of America, Inc., since 1987. From 1982 until March 1987, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain based in Larkspur, California; prior to which, he held various executive positions with several major publicly held companies such as Kentucky Fried Chicken and International Multi-Foods.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

     ALLEN TEPPER, 48, was a co-founder of the Company in May 1988 and has served as Chairman, President and Chief Executive Officer of the Company since October 31, 1989. Mr. Tepper was a co-founder of Consolidated Medical Corp. in 1979, which was engaged in out-patient clinic management for acute care hospitals in the Philadelphia area. The company was sold to the Berwind Corporation in 1984 and Mr. Tepper remained with the company until December 1986. Mr. Tepper holds a Masters of Business Administration degree from Northwestern University and a Bachelors degree from Temple University.

     CHARLES C. MCGETTIGAN, 51, has been a director of the Company since 1992. Mr. McGettigan was a co-founder in November, 1988 and remains Managing Director of McGettigan, Wick & Co., Inc., an investment banking firm. He is a co-general partner of a limited partnership which, through its holdings, is a principal stockholder of the Company. See "BENEFICIAL OWNERSHIP OF COMMON STOCK." Mr. McGettigan has previously served as an investment banker with Blyth Eastman Dillon & Co. (1970-1980); Dillon, Read & Co., Inc. (1980-1982); Woodman,
Kirkpatrick & Gilbreath (1983-1984); and Hambrecht & Quist (1984-1988). Mr. McGettigan serves on the Boards of Directors of Digital Dictation, Inc., I-Flow Corp., Modtech, Inc., NDE Environmental, Onsite Energy, Sonex Research, and WrayTech Instruments.

BOARD MEETINGS AND COMMITTEES

     There are currently six members of the Board of Directors. During the fiscal year ended April 30, 1996, there were 5 meetings of the Board. The two committees of the Board of Directors consist of the Audit Committee and the Compensation Committee. All directors attended at least 75% of the aggregate of the total number of meetings held during fiscal year ended April 30, 1996 of the Board and of Committees of the Board on which such director was serving with the exception of Mr. Niglio.

     The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Company, (2) reviewing the scope of the audit to be conducted by them,
(3) meeting with the independent auditors concerning the results of their audit, and (4) overseeing the scope and accuracy of the Company's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Company. The members of the Audit Committee are Messrs. Allen Tepper (Chairman), Daniel L. Frank and Charles C. McGettigan. During fiscal 1996, the audit committee conducted two meetings.

     The Compensation Committee is responsible for continually reviewing the Company's compensation and benefit programs and making recommendations regarding these programs to the Board from time to time. The Committee consists of Messrs. Allen Tepper, Richard A. Niglio and Eugene D. Hill, III. The Compensation Committee conducted one meeting during fiscal 1996.

DIRECTORS' COMPENSATION

     The employee-directors of the Company receive no fees or other compensation in connection with their services as directors. The Company has adopted an informal policy to grant a fee of $500 to each non-employee director who attends a regularly scheduled or special meeting of its Board of Directors and to pay expenses for attendance at any such meeting. The Company has adopted a non-qualified stock option plan for its non-employee directors. Through 1997 this plan provides for the grant to each non-employee director of options to purchase 15,000 shares of Company Common Stock on an annual basis at an exercise price equal to the fair market value of the stock on the date of grant. These options vest 30% upon grant and thereafter in ratable installments over the three year period following the date of grant. A summary of the number of options beneficially owned by each of the non-employee directors appears at "BENEFICIAL OWNERSHIP OF COMMON STOCK."

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the fiscal years ended April 30, 1994, 1995 and 1996 by the Company to or for the benefit of the Chief Executive Officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                               ANNUAL COMPENSATION                                    ------------
- ---------------------------------------------------------------------------------       OPTIONS           ALL OTHER
          NAME AND PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)     # SHARES(1)      COMPENSATION(2)
- ------------------------------------------------  ----     ---------     --------     ------------     ---------------
Allen Tepper                                      1996     $128,356      $85,958          67,785(3)        $ 3,550
Chief Executive Officer                           1995     $116,376            0               0           $ 3,492
                                                  1994     $ 95,000            0           9,500           $ 4,216

Susan D. Erskine                                  1996     $108,910      $63,854          52,296(4)        $   601
Executive Vice President-Development and          1995     $100,755            0               0           $ 2,685
  Secretary                                       1994     $ 80,000            0           8,000           $ 1,754

Fred D. Furman(5)                                 1996     $148,815      $63,068          31,534(6)        $ 2,552
Executive Vice President-Administration and       1995     $ 21,924            0         121,328                 0
  General Counsel

Susan Yeagley Sullivan                            1996     $ 98,398      $28,733          26,978(7)        $ 2,952
Senior Vice President-Finance and Treasurer       1995     $ 81,692            0               0           $ 2,450
                                                  1994     $ 65,000            0           6,500           $ 2,869

Daved Frerker(8)                                  1996     $ 89,545      $36,839         118,420(9)              0
Chief Operating Officer

Mark P. Clein(10)                                 1996           --           --         220,000(11)             0
Executive Vice President and Chief Financial
  Officer

- ---------------

 (1) Represents Incentive and Non-Qualified Stock Options earned during the fiscal years ended April 30, 1996 and 1995 and Incentive Stock Options earned during fiscal year ended April 30, 1994. The options earned in fiscal year 1994 were granted during August 1994. Also includes Incentive Stock Options earned during fiscal years ended April 30, 1991, 1992 and 1993 that were repriced as of June 14, 1995. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricings" table.

 (2) Represents matching contributions by the Company under the Company's 401
     (k) Plan.

 (3) Includes 24,806 previously granted Stock Options earned during fiscal years ended April 30, 1991, 1992 and 1993 that were repriced as of June 14, 1995. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Options/SAR Repricings" table.

 (4) Includes 20,369 previously granted Stock Options earned during fiscal years ended April 30, 1991, 1992 and 1993 that were repriced as of June 14, 1995. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Options/SAR Repricings" table.

 (5) Mr. Furman joined the company in March 1995.

 (6) All options granted vest in ratable installments over a five (5) year period commencing from the date of grant.

 (7) Consists of 14,367 Stock Options earned during fiscal 1996 all of which vest in ratable installments over the five year period commencing from the date of grant and 12,611 previously granted Stock Options earned during fiscal years ended April 30, 1992 and 1993 that were repriced as of June 14, 1995. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR -- Repricings" table.

 (8) Mr. Frerker joined the Company in July 1995.

 (9) 18,420 of these Stock Options vest in ratable installments over the five
     (5) year period commencing from the date of grant.

(10) Mr. Clein joined the Company in May 1996 at an annual salary of $150,000. He served as a consultant to the Company during fiscal year ended April 30, 1996.

(11) 75,000 of these Stock Options vest May 1, 2001 and 125,000 vest in ratable installments over the five (5) year period commencing from the date of grant.

     The following table sets forth for each of the named executive officers information regarding grants of Stock Options/SARs made by the Company to or for the benefit of such executive officers during the fiscal year ended April 30, 1996.

                  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR TABLE

                                     INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------------------       POTENTIAL REALIZABLE
                                                   % OF TOTAL                                     VALUE AT ASSUMED ANNUAL
                                                  OPTIONS/SARS                                     RATES OF STOCK PRICE
                                                   GRANTED TO       EXERCISE                      APPRECIATION FOR OPTION
                                                  EMPLOYEES IN         OR                                  TERM
                                 OPTIONS/SARS        FISCAL        BASE PRICE     EXPIRATION     -------------------------
             NAME                GRANTED(#)(1)      YEAR(1)          ($/SH)          DATE          5%($)          10%($)
- -------------------------------  ------------     ------------     ----------     ----------     ----------     ----------
Allen Tepper                         33,655            4.3%         $  9.75          2001        $   90,566     $  200,163
Chief Executive Officer               9,324            1.2%         $ 10.725         2001        $   16,000     $   46,364
                                      5,768(2)           (3)        $  4.263         1996               N/A(4)         N/A(4)
                                      9,076(5)         1.2%         $  4.263         1997        $   54,225     $   58,649
                                      9,962(6)         1.3%         $  4.263         1998        $   64,617     $   75,059
Susan D. Erskine                     31,927            4.1%         $  9.75          2006        $  195,769     $  495,882
Executive Vice President-             4,912(7)           (3)        $  3.875         2001        $   42,076     $   58,072
Development and Secretary             7,111(8)           (3)        $  3.875         2002        $   65,350     $   95,163
                                      8,346(9)         1.0%         $  3.875         2003        $   82,152     $  126,175
Fred D. Furman                       31,534(10)        4.0%         $  9.75          2006        $  193,359     $  489,778
Executive Vice President-
Administration and General
Counsel
Susan Yeagley Sullivan               14,367(10)        1.8%         $  9.75          2006        $   85,448     $  236,732
Senior Vice President-                5,880(8)           (3)                         2002        $   54,037     $   78,689
Finance and Treasurer                 6,731(9)           (3)                         2003        $   66,255     $  101,759
Daved Frerker                        18,420(10)        2.3%         $  9.75          2006        $  112,947     $  286,095
Chief Operating Officer             100,000           12.7%         $  3.75          2006        $1,213,178     $2,153,175
Mark P. Clein                       220,000(11)         28%         $  4.75          2003        $1,973,015     $3,133,460
Executive Vice President and
Chief Financial Officer

- ---------------

 (1) The options included in the table include Incentive and Non-Qualified Stock Options earned during the fiscal year ended April 30, 1996. Also includes Incentive Stock Options earned during fiscal years 1991, 1992 and 1993 that were repriced as of June 14, 1995. See "Repricing of Certain Incentive Stock Options." Also includes 220,000 Non-Qualified Stock Options granted to Mr. Clein during fiscal year ended April 30, 1996.

 (2) Consists of Options earned during fiscal year ended April 30, 1991, at an exercise price of $5.92 that were repriced as of June 14, 1995 to $4.26 based on the closing market price of the Company's Common

     Stock as reported on the NASDAQ National Market(SM) as of that date. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricings" table.

 (3) Less than 1%.

 (4) Options expired on and were exercised on April 30, 1996. See "Option/SAR Exercises and Year-End Value Table."

 (5) Consists of Options earned during fiscal year ended April 30, 1992, at an exercise price of $8.80 that were repriced as of June 14, 1995 to $4.26 based on the closing market price of the Company's Common Stock as reported on the NASDAQ National Market(SM) as of that date. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricings" table.

 (6) Consists of Options earned during fiscal year ended April 30, 1993, at an exercise price of $7.15 that were repriced as of June 14, 1995 to $4.26 based on the closing market price of the Company's Common Stock as reported on the NASDAQ National Market(SM) as of that date. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricing" table.

 (7) Consists of Options earned during fiscal year ended April 30, 1991, at an exercise price of $5.38 that were repriced as of June 14, 1995 to $3.875 based on the closing market price of the Company's Common Stock as reported on the NASDAQ National Market(SM) as of that date. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricings" table.

 (8) Consists of Options earned during fiscal year ended April 30, 1992, at an exercise price of $8.00 that were repriced as of June 14, 1995 to $3.875 based on the closing market price of the Company's Common Stock as reported on the NASDAQ National Market(SM) as of that date. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options" and "Ten-Year Option/SAR Repricings" table.

 (9) Consists of Options earned during fiscal year ended April 30, 1993, at an exercise price of $6.50 that were repriced as of June 14, 1995 to $3.875 based on the closing market price of the Company's Common Stock as reported on the NASDAQ National Market(SM) as of that date. See "Repricing of Certain Incentive Stock Options."

(10) Options vest in ratable installments over the five (5) year period commencing from the date of grant.

(11) 75,000 of these Stock Options vest May 1, 2001 and 125,000 vest in ratable installments over the five (5) year period commencing from the date of grant.

     The following table sets forth for each of the named executive officers information regarding Stock Options/SARs exercised by such executive officers during the fiscal year ended April 30, 1996, together with the number and value of Stock Options/SARs held by such executive officers at 1996 fiscal year end, each on an aggregated basis.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

                     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
                     -------------------------------------------------------------------------------

                                                                                                 VALUE OF UNEXERCISED IN-
                                                                      NUMBER OF UNEXERCISED      THE-MONEY OPTIONS/SARS AT
                                                                    OPTIONS/SARS AT FY-END (#)         FY-END ($)(1)
                                        SHARES                      --------------------------   -------------------------
                                      ACQUIRED ON       VALUE              EXERCISABLE/                EXERCISABLE/
               NAME                  EXERCISE (#)    REALIZED ($)         UNEXERCISABLE                UNEXERCISABLE
- -----------------------------------  -------------   ------------   --------------------------   -------------------------
Allen Tepper                                                                 (E)71,517                   $  157,861(3)
  Chief Executive Officer                11,991        $ 39,521(2)
Susan D. Erskine                                                             (E)65,043                   $  202,701(4)
  Executive Vice President --
  Development and Secretary                 -0-             -0-
Susan Yeagley Sullivan                                                       (E)19,111                   $  113,090(5)/$0
  Senior Vice President -- Finance
  and Treasurer                             -0-             -0-              (U)14,367
Fred D. Furman                                                              (E)121,328                   $  757,239(6)/$0
  Executive Vice President --
  Administration and General
  Counsel                                   -0-             -0-              (U)31,534
Daved Frerker                                                               (E)100,000                   $  600,000(7)/$0
  Chief Operating Officer                   -0-             -0-              (U)18,420
Mark P. Clein                                                                                            $  100,000(8)/
  Executive Vice President and                                               (E)20,000                   $1,000,000(9)
  Chief Financial Officer                   -0-             -0-             (U)200,000

- ---------------

(1) The value of the unexercised in-the-money Options is calculated based on the closing sale price of the Company's Common Stock on April 30, 1996 of $9.75 per share as reported on the NASDAQ National MarketSM less the exercise price of the Options.

(2) Consists of 6,223 shares acquired on June 13, 1995 at an exercise price of $2.61 per share and 5,768 shares acquired on April 30, 1996 at an exercise price of $4.26 per share.

(3) Consists of 19,038 Options at an exercise price of $4.26 per share and 9,500 Options at an exercise price of $4.13 per share.

(4) Consists of 4,747 Options at an exercise price of $2.37 per share, 8,000 Options at an exercise price of $3.75 per share, and 20,369 Options at an exercise price of $3.875 per share

(5) Consists of 12,611 Options at an exercise price of $3.875 per share and 6,500 Options at an exercise price of $3.75 per share.

(6) Consists of 118,500 Options at an exercise price of $3.50 per share and 2,828 Options at an exercise price of $3.875.

(7) Consists of 100,000 Options at an exercise price of $3.75 per share.

(8) Consists of 20,000 Options at an exercise price of $4.75 per share.

(9) Consists of 200,000 Options at an exercise price of $4.75 per share.

     On June 14, 1995, the Company repriced incentive stock options granted to employees in fiscal years ended April 30, 1991, 1992 and 1993. The following table sets forth for each of the named executive officers a summary of the repricing of the options previously granted to the named executive officer. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- Repricing of Certain Incentive Stock Options."

                         TEN-YEAR OPTION/SAR REPRICINGS

                                         NUMBER OF        MARKET                                   LENGTH OF
                                         SECURITIES      PRICE OF       EXERCISE                ORIGINAL OPTION
                                         UNDERLYING      STOCK AT       PRICE AT                 TERM REMAINING
                                        OPTIONS/SARS     TIME OF        TIME OF        NEW         AT DATE OF
                                        REPRICED OR    REPRICING OR   REPRICING OR   EXERCISE     REPRICING OR
            NAME               DATE      AMENDED(#)    AMENDMENT($)   AMENDMENT($)   PRICE($)      AMENDMENT
- ----------------------------  -------   ------------   ------------   ------------   --------   ----------------
Allen Tepper                  6/14/95       5,768         $3.875         $ 5.92       $ 4.26         .9 yrs.
  Chief Executive Officer     6/14/95       9,076         $3.875         $ 8.80       $ 4.26        2.1 yrs.
                              6/14/95       9,962         $3.875         $ 7.15       $ 4.26        3.1 yrs.
Susan D. Erskine              6/14/95       4,912         $3.875         $ 5.38       $3.875        5.9 yrs.
  Executive Vice President-   6/14/95       7,111         $3.875         $ 8.00       $3.875        7.1 yrs.
  Development and Secretary   6/14/95       8,346         $3.875         $ 6.50       $3.875        8.1 yrs.
Susan Yeagley Sullivan        6/14/95       5,880         $3.875         $ 5.38       $3.875        7.1 yrs.
  Senior Vice President-      6/14/95       6,731         $3.875         $ 8.00       $3.875        8.1 yrs.
  Finance and Treasurer

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE IN CONTROL
ARRANGEMENTS

     The Company does not have an employment contract with its Chief Executive Officer or with any of its other executive officers. Pursuant to the terms of the options granted to Mark P. Clein, in the event of a change in control of the Company or Mr. Clein being terminated by the Company other than for "cause", 200,000 unvested options to purchase Shares of the Company's Common Stock at $4.75 per share held by Mr. Clein will vest immediately.

COMPENSATION PURSUANT TO PLANS

     The Company maintains a tax-deferred retirement plan under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting minimum eligibility requirements (the "Plan"). Under the Plan, each employee may defer up to fifteen percent (15%) of pre-tax earnings, subject to certain limitations. The Company will match fifty percent (50%) of an employee's deferral to a maximum of three percent (3%) of an employee's gross salary. The Company's matching contribution vests over a five (5) year period. For the years ended April 30, 1996, 1995 and 1994, the Company contributed $138,000, $134,000 and
$73,000, respectively, to match employee deferrals. Of these amounts, $9,655, $8,627 and $8,839, respectively, were contributed to match deferrals of the named executive officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee consists of outside directors Richard A. Niglio and Daniel L. Frank in addition to Allen Tepper who serves as Chairman of the Board and Chief Executive Officer of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company, (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

     The components of the Company's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses, (iii) incentive compensation in the form of stock options, and (iv) participation in the Company's 401(k) Plan. An explanation of the 401(k) Plan appears at "EXECUTIVE COMPENSATION-Compensation Pursuant to Plans."

     BASE SALARY. Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the out-patient service industry, other companies with which the Company competes for personnel, and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of the Company. The Committee reviews each executive's salary on an annual basis and may increase each executive's salary based on (i) the individual's increased contribution to the Company over the preceding year; (ii) the individual's increased responsibilities over the preceding year; and (iii) any increase in median competitive pay levels.

     ANNUAL CASH BONUSES. The Compensation Committee recommends the payment of bonuses from time-to-time to the Company's employees, including its executive officers to provide an incentive to these persons to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to net income. Accrued monthly, depending on the earnings of the Company, is a cash bonus pool to be paid out after fiscal year end. The size of the cash bonus to each executive officer is based on the individual executive's performance during the preceding year.

     STOCK OPTION PLANS. The Company believes that a key component to the compensation of its executive officers should be through stock options. Stock options utilized by the Company for this purpose have been designed to provide an incentive to these employees by allowing them to directly participate in any increase in the long-term value of the Company. This incentive is intended to reward, motivate and retain the services of executive employees. The Company has historically rewarded its executive employees through the grant of Incentive Stock Options and Non-Qualified Stock Options.

     Incentive Stock Options are allocated to both executive and non-executive employees on an annual basis by either the Compensation Committee or the Board of Directors. The Company's Incentive Stock Option

Plan provides for the grant of 2,000,000 Options, of which 640,997 had been granted as of April 30, 1996. Incentive Stock Options are granted with exercise prices equal to the prevailing market value of the Company's common stock on the date of grant, have 10-year terms and are subject to vesting periods established from time to time by the Committee. Incentive Stock Options granted to holders of 10% or more of the Company's stock are granted with exercise prices equal to 110% of the prevailing market value of the Company's common stock on the date of grant and have terms of 5 years.

     The Company has also granted Non-Qualified Stock Options on occasion, generally, in circumstances where the grant of the option may not satisfy certain of the technical criteria of the Incentive Stock Option Plan. Through April 30, 1996, the Company had granted 472,274 NonQualified Options to executive personnel.

     The Compensation Committee employs no particular set of mechanical criteria in awarding stock options. Rather, it evaluates a series of factors including:
(i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company's industry; and
(vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.

     REPRICING OF CERTAIN INCENTIVE STOCK OPTIONS. On June 14, 1995, upon recommendation of the Committee, the Company reduced the exercise price of all Incentive Stock Options ("ISOs") previously granted to employees of the Company, including executive officers Allen Tepper, Susan D. Erskine, and Susan Yeagley Sullivan, in the fiscal years ended April 30, 1991, 1992 and 1993. The ISOs granted for fiscal years ended 1991, 1992 and 1993 had exercise prices of $5.38, $8.00 and $6.50, respectively ($5.92, $8.80 and $7.15, respectively, for the ISOs issued to Mr. Tepper). Subsequent to the grant of the above referenced ISOs, the price of the Company's Common Stock remained substantially lower than the exercise price. As a result, the ISO program was not serving its primary purpose of motivating and rewarding the employees of the Company. Accordingly, on June 14, 1995 the Company reduced the exercise price of these Options to $3.875 ($4.263 in the case of Mr. Tepper), the closing market price of the Company's Common Stock as reported on the NASDAQ National MarketSM as of that date.

CEO COMPENSATION

     Mr. Tepper's base salary has been and will continue to be adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned "Base Salary." In setting the compensation for Mr. Tepper for fiscal year 1996, the Company sought to retain a key executive officer while continuing to tie a significant percentage of his compensation to Company performance. The Committee believes that the cash bonus and options granted to Mr. Tepper are indicative of the Company's performance in fiscal 1996 where the Company experienced a large increase in revenues and net income over the previous year and a significant increase in the market price of its common stock.

By the Compensation Committee
Allen Tepper
Richard A. Niglio
Eugene D. Hill, III

                        COMPARISON OF STOCKHOLDER RETURN

     The following line graph compares (i) the cumulative total return on the Company's common stock ("PMR") with the cumulative total returns for (ii) the NASDAQ Stock Market Composite Index ("NASDAQ") and (iii) the NASDAQ Health Service Index ("HSI") for the period commencing on April 30, 1991 and ending on April 30, 1996 as prepared by Standard & Poor's Compustat-Custom Business Unit. The graph and table assume an initial investment of $100.00 on April 30, 1991 and the reinvestment of all dividends.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                  THE COMPANY, NASDAQ INDEX AND THE PEER GROUP
                   FROM APRIL 30, 1992 THROUGH APRIL 30, 1996



                           [LINE GRAPH APPEARS HERE]



        Measurement Period
      (Fiscal Year Covered)                 PMR               NASDAQ                HSI
4/30/91                                   100.00              100.00              100.00
4/30/92                                   171.10              121.23              130.37
4/30/93                                   187.86              139.40              135.85
4/30/94                                   120.42              155.13              172.00
4/30/95                                    73.45              180.26              175.28
4/30/96                                   187.86              257.03              272.80

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     The following table sets forth, as of August 8, 1996, the name and address of each person who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, the number of shares beneficially owned by each such person and the percentage of the Company's outstanding Common Stock so owned.

                                                            SHARES            PERCENT OF
                                                         BENEFICIALLY         OUTSTANDING
                       NAME AND ADDRESS                    OWNED(2)         COMMON STOCK(1)
        -----------------------------------------------  ------------       ---------------
        Charles C. McGettigan, Myron A. Wick,               889,612(3)            18.1%
        J. Patterson McBaine and Jon Gruber
          c/o 50 Osgood Place, Penthouse
          San Francisco, CA 94133
        Jon Gruber and J. Patterson McBaine                 667,907(4)            14.2%
          c/o 50 Osgood Place, Penthouse
          San Francisco, CA 94133
        Jon Gruber                                           66,200                1.4%(5)
          c/o 50 Osgood Place, Penthouse
          San Francisco, CA 94133
        J. Patterson McBaine                                 38,200                  *(6)
          c/o 50 Osgood Place, Penthouse
          San Francisco, CA 94133

- ---------------

 *  Represents less than 1%

(1) After rounding to the nearest tenth, 4,764,643 shares of Common Stock are outstanding as of August 8, 1996. Except as otherwise indicated, percentages are presented after rounding to the nearest tenth, and include the total number of shares outstanding and the number of shares which each person has the right to acquire within sixty days through the exercise of options or warrants, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of securities if he has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the persons identified individually or together share voting power or investment power. The information is adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons.

(3) Charles C. McGettigan, Myron A. Wick, J. Patterson McBaine and Jon Gruber are the general partners of Proactive Investment Managers, L.P. which owns 46,261 common stock purchase warrants. Proactive Investment Managers, L.P. is the general partner of Proactive Partners, L.P., which beneficially owns 662,407 shares of Common Stock and 121,263 Common Stock Purchase Warrants and Fremont Proactive Partners, L.P., which beneficially owns 53,431 shares of Common Stock and 6,250 Common Stock Purchase Warrants. Under the rules of the Securities and Exchange Commission, based on their shared "voting power" and "investment power" (as these terms are defined in Footnote 2 above) each of Messrs. McGettigan, Wick, McBaine and Gruber is considered the beneficial owner of all of the securities listed, however, each disclaims beneficial ownership over the securities listed except to the extent of his individual pecuniary interest therein.

(4) Jon Gruber and J. Patterson McBaine and an investment advisor controlled by Messrs. Gruber and McBaine are the controlling general partners of Lagunitas Partners, L.P., a limited partnership, which beneficially owns 545,407 shares of Common Stock and 45,000 Common Stock Purchase Warrants. Messrs. Gruber and McBaine may also be deemed the beneficial owners of an additional 87,500 shares of Common Stock of which 2,400 are held by a limited partnership for which they are the sole general partners and 85,100 shares of Common Stock which are held in various accounts managed by an investment advisor controlled by Messrs. Gruber and McBaine. Under the rules of the Securities and Exchange Commission, based on their shared "voting power" and "investment power" (as these terms are defined in Footnote 2 above) each of Messrs. Gruber and McBaine is considered the beneficial owner of all of the securities listed, however, each disclaims beneficial ownership over the securities listed except to the extent of his individual pecuniary interest therein.

(5) May be deemed to beneficially own more than 5% of the Company's outstanding Shares of Common Stock by virtue of his shared ownership with J. Patterson McBaine noted in Footnote 4 above and his shared ownership with Messrs. McGettigan, Wick and McBaine noted in Footnote 3 above.

(6) May be deemed to beneficially own more than 5% of the Company's outstanding shares of Common Stock by virtue of his shared ownership with Jon Gruber noted in Footnote 4 above and his shared ownership with Messrs. McGettigan, Wick and Gruber noted in Footnote 3 above.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY OFFICERS, DIRECTORS AND NOMINEES

     The following table sets forth, as of August 8, 1996, the amount and percentage of the Company's outstanding Common Stock actually beneficially owned by each director and nominee for director and by all officers and directors of the Company as a group.

                                                        SHARES ACTUALLY      PERCENTAGE OF
                      NAME OF INDIVIDUAL                 BENEFICIALLY         OUTSTANDING
                     OR IDENTITY OF GROUP                    OWNED          COMMON STOCK(1)
        ----------------------------------------------  ---------------     ---------------
        Allen Tepper                                       1,148,541(2)          23.9%
        Susan D. Erskine                                     149,596(3)           3.1%
        Daniel L. Frank                                       57,500(4)           1.2%
        Eugene D. Hill, III                                   12,500                 *
        Richard A. Niglio                                     57,500(4)           1.2%
        Charles C. McGettigan                                940,112(6)          18.9%
        All Directors and Officers as a group (10
          people)                                          2,663,188(6)          52.3%

- ---------------

 *  Represents less than 1%

(1) After rounding to the nearest tenth, 4,764,643 shares of Common Stock are outstanding as of August 8, 1996. Except as otherwise indicated, percentages are presented after rounding to the nearest tenth, and include the total number of shares outstanding and the number of shares which each person has the right to acquire within sixty days through the exercise of options or warrants, pursuant to Item 403 of Regulation S-K and Rule 13d-3(d)(1), promulgated under the Securities Exchange Act of 1934. Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within sixty days through the exercise of options.

(2) Includes 1,076,524 shares of Common Stock, 71,517 Stock Options and 500 Common Stock Purchase Warrants.

(3) Includes 83,553 shares of Common Stock, 65,043 Stock Options and 1,000 Common Stock Purchase Warrants.

(4) Includes 6,000 Shares of Common Stock, 50,500 Stock Options and 1,000 Common Stock Purchase Warrants. Does not include 24,500 Stock Options subject to vesting.

(5) Includes 12,500 Stock Options. Does not include 17,500 Stock Options subject to vesting.

(6) Includes 50,500 Stock Options directly held by Mr. McGettigan. Does not include 24,500 Stock Options held by Mr. McGettigan that are subject to vesting. Also includes 889,612 shares deemed beneficially owned by Mr. McGettigan, together with Messrs. Wick, McBaine and Gruber noted in Footnote 3 of the "Principal Beneficial Owners of Common Stock" table above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GRANT OF OPTIONS TO CERTAIN MEMBERS OF MANAGEMENT AND BOARD

     Members of management of the Company have been granted options to purchase Common Stock of the Company. See "EXECUTIVE COMPENSATION -- SUMMARY COMPENSATION TABLE".

PRIVATE PLACEMENT TRANSACTION

     During October 1994, the Company issued $1,750,000 of investment units (the "Units") in a private placement transaction. The Units consisted of 700,000 shares of newly designated Series C $2.50 Convertible Preferred Stock (the "Series C Preferred Stock") and 525,000 common stock purchase warrants (the "Warrants"). The Warrants were comprised of 175,000 Class A Warrants, 175,000 Class B Warrants and 175,000 Class C Warrants, which were subject to exercise prices of $3.00, $4.50 and $6.00, respectively. During June 1996, following notice of redemption, the holders of the Units converted all of the Series C Preferred Stock into 700,000 shares of common stock, and the Company issued an additional 350,000 shares of common stock upon the exercise of all of the Class A and Class B Warrants. The Class C Warrants are scheduled to expire on October 15, 1999. The Class C Warrants are subject to redemption by the Company at any time at $.001 per Warrant provided the average price of the common stock exceeds $12.00 for a period of thirty (30) consecutive trading days. Any redemption of the Class C Warrants will have the likely effect of forcing the holders thereof to exercise their Warrants.

     This private placement transaction was subscribed to by certain affiliates of principal stockholders of the Company. Lagunitas Partners, L.P., (an affiliate of Messrs. Gruber and McBaine), Fremont Proactive Partners (an affiliate of Messrs. McGettigan, Wick, Gruber and McBaine) and Proactive Partners (an affiliate of Messrs. McGettigan, Wick, Gruber and McBaine) purchased, in the aggregate, $1,262,500 of the Units. During June 1996, each of these holders converted their shares of Series C Preferred Stock and exercised their Class A and Class B Warrants resulting in the issuance of an aggregate of 757,500 shares of common stock. These holders currently own 126,250 Class C Warrants which remain outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Tepper, Niglio and Hill. Mr. Tepper served as the Chief Executive Officer of the Company during the fiscal year ended 1996.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934 except that Eugene D. Hill, III failed to timely file a Form 3 upon becoming a director of the Company.

PROPOSAL 5 -- RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

     Ernst & Young LLP has audited the Company's financial statements since inception. Ernst & Young LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the fiscal year ending April 30, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 30, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 1997

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Company in writing prior to the meeting or by personal notification at the Meeting prior to the voting.

EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

1997 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1997 proxy statement, they must be received by the Company at its principal office in San Diego,
California, on or before April   , 1997.

                                          By Order of the Board of Directors

                                          Allen Tepper
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Dated: August   , 1996

                                   EXHIBIT 1

     The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to include a Section 11 which provides in its entirety, as follows:

     11. BOARD OF DIRECTORS:

          (a) NUMBERS, ELECTIONS AND TERMS. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three class, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the By-Laws of the corporation.

          (b) NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors than in office, even though less then a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (c) REMOVAL. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

          (d) AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, or adopt any provisions inconsistent with or repeal this Section 11.

                                   EXHIBIT 2

     The Board of Directors has adopted a resolution to amend Section 10 of the Company's Certificate of Incorporation to provide in its entirety, as follows:

          10. AMENDMENTS TO CERTIFICATE OF INCORPORATION. Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors, approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.

                                   EXHIBIT 3

     The Board of Directors have adopted a resolution to amend Section 7 of the Company's Certificate of Incorporation to provide in its entirety, as follows:

          7. All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-laws of this Corporation, subject to the right of shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws by the Board of Directors; provided, however, that By-laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the By-laws.

                                PRELIMINARY COPY


                                PMR CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Allen Tepper and Susan D. Erskine and each of them Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common stock of PMR Corporation held of record by the undersigned on August 26, 1996 at the Annual Meeting of Stockholders of PMR Corporation to be held on October 17, 1996 and at any adjournment(s) thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.

1. Proposal 1 -- Approval of an amendment to the Certificate of Incorporation to create a Classified Board of Directors.

               FOR / /          AGAINST / /          ABSTAIN / /

The Board of Directors recommends a vote FOR Proposal 1

2. Proposal 2 -- Approval of an amendment to the Certificate of Incorporation to require a supermajority vote of stockholders to amend the Certificate of Incorporation.
               FOR / /          AGAINST / /          ABSTAIN / /

The Board of Directors recommends a vote FOR Proposal 2

3. Proposal 3 -- Approval of an amendment to the Certificate of Incorporation to require a supermajority vote of stockholders to amend the By-Laws.
               FOR / /          AGAINST / /          ABSTAIN / /

The Board of Directors recommends a vote FOR Proposal 3

4. Proposal 4 -- Election of Directors
   Nominees: Allen Tepper, Charles C. McGettigan, Susan D. Erskine, Richard A. Niglio , Eugene D. Hill, III, Daniel C. Frank

                         FOR / /          WITHHELD / /

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Proposal 4

                                See Reverse Side

5. Proposal 5 -- Ratification of Ernst & Young LLP as the Company's independent auditors for the Fiscal Year Ending April 30, 1997

                 FOR / /          AGAINST / /          ABSTAIN / /

The Board of Directors recommends a vote FOR Proposal 5

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS, FOR APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REQUIRE A SUPERMAJORITY VOTE OF STOCKHOLDERS TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, FOR APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REQUIRE A SUPERMAJORITY VOTE OF STOCKHOLDERS TO AMEND THE COMPANY'S BY-LAWS, FOR THE ELECTION OF DIRECTORS, AND FOR APPROVAL OF THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

    The undersigned hereby acknowledges receipt of the notice of Annual Meeting and Proxy Statement.

                                                       NOTE: Please sign name(s)
                                                       exactly as printed
                                                       hereon. Joint owners
                                                       should each sign. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give full title as
                                                       such.

                                                       -------------------------
                                                             SIGNATURE(S)

                                                       -------------------------
                                                                 DATE

   PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
              NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.